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                                                                 EXHIBIT 10.30



                        CONSOLIDATED FEDERAL INCOME TAX

                              ALLOCATION AGREEMENT

         WHEREAS, Millers Mutual Fire Insurance Company of Texas (Mutual) and all its includible subsidiaries (Subsidiary Companies), as defined in IRC
Section 1504, intend to file a Consolidated Income Tax Return (the "Consolidated Return").

NOW, THEREFORE, it is agreed as follows:

1.       Effective Period of Consolidation.

         The election to allocate the Consolidated Tax Liability under IRC
         Section 1552 shall be effective as of January 1, 1994 through December 31, 1994 and for subsequent years as determined by Mutual.

2.       Allocation of Consolidated Taxable Income or Loss.

         A consolidated Federal Income Tax Return will be filed for Mutual and all includible subsidiaries. The taxable income or loss for each subsidiary company will be computed and calculated in accordance with the Internal Revenue Code, as though that company were filing a separate return. The amount of taxable income or loss for each company will then be used in computing such company's portion of the current tax liability or benefit.

3.       Determination of Current Tax Liability or Benefit.

         (a) Each subsidiary company will compute its current estimated tax liability or benefit based upon the company's taxable income or loss. These tax calculations will be determined as if the company has filed a separate tax return and was not part of a consolidated group. Each company will be liable for the tax liability computed under this method or will be entitled to receive a benefit for its loss utilized in the Consolidated Return. Any taxable loss not utilized in the current or prior years tax returns will be carried forward by such company. The benefit will be recognized by the company when the carryforward is
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ALLOCATION AGREEMENT
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                 utilized in a subsequent taxable year.

         (b) Pursuant to IRC Regulations Section 1.1552-1(c), Mutual as the common parent has elected to allocate the tax liability of the group in the manner provided by IRC Regulations Section 1.1552-1(a)(2).

                 Further pursuant to IRC Regulations Section 1.1502-33(d)(3), Mutual has elected to allocate the Federal income tax liability of the group beginning with the taxable year ending December 31, 1994 in the manner provided by Regulations
                 Section 1.1502-33(d)(2)(ii) in conjunction with the method described in Regulation Section 1.1552-1(a)(2). In reference to Regulation Section 1.1502-33(d)(2)(ii), the percentage of the excess provided in Regulations Section 1.1502-33(d)(2)(ii)(b) and (c) to be allocated to each member is 100%.

         4.      Payment of Current Tax Liabilities or Refunds.

                 Final calculations will be made and the Subsidiary Companies will remit any adjusted tax liabilities to Mutual within 30 days after the filing of the Consolidated Tax Return. Mutual will remit any refunds and/or benefits simultaneously to the appropriate Subsidiary Company.

         5. Representations and Agreements.

                 (e) Within 90 days after filing the Consolidated Return or any amendment thereto, an additional review and adjustment (where necessary) will be made to insure that;

                          1. The allocated tax liability for the companies will not be greater than the tax liability they would have incurred if they had been filing separate returns for all years of the consolidated period; and
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ALLOCATION AGREEMENT
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                          2.      The allocated tax refund for the companies
                                  will not be less than the tax refund they would have incurred if they had been filing separate returns for all years of the consolidation period.

                 (b) Mutual further represents that the companies will be adequately indemnified by their affiliates in the event the Internal Revenue Service levies taxes in excess of the amount specified in 5(a) above.

                 (c) Records of the tax allocations, the subsequent review of such allocations, and any adjustments specified by 5(a) above will be maintained at the office of Mutual.

         6.      Acquisition or Formation of Subsidiaries

                 Any subsidiaries acquired, formed, or to be acquired or formed in the future shall become parties to this tax sharing agreement when such subsidiaries become members of the consolidated group for federal income tax purposes.

         MILLERS MUTUAL FIRE INSURANCE COMPANY


         BY: /s/ F. GEORGE DUNHAM, III
             ---------------------------------

         MILLERS CASUALTY INSURANCE COMPANY


         BY: /s/ F. GEORGE DUNHAM, III
             ---------------------------------

         MILLERS LIFE INSURANCE COMPANY

         BY: /s/ F. GEORGE DUNHAM, III
             ---------------------------------

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                    ADDENDUM TO CONSOLIDATED FEDERAL INCOME
                            TAX ALLOCATION AGREEMENT

         WHEREAS, The Millers Mutual Fire Insurance Company, The Millers Casualty Insurance Company, and The Millers Life Insurance Company entered into that certain Consolidated Federal Income Tax Allocation Agreement to be effective January 1, 1994 (the "Agreement");

         WHEREAS, subsequent to the effective date of the Agreement, two other Subsidiary Companies of The Millers Mutual Fire Insurance Company were formed; and

         WHEREAS, the two new Subsidiary Companies, Millers Holding Corporation and Millers Integrated Claims Resources, Inc., have agreed to abide by and be bound by the terms of the Agreement.

         NOW, THEREFORE, Millers Holding Corporation and Millers Integrated Claims Resources, Inc. agree to execute this Addendum indicating their agreement to the terms and conditions set forth therein.

         Executed to be effective the 30th day of September, 1995.

Millers Holding Corporation                     Millers Integrated Claims
                                                Resources, Inc.

By: /s/ F. GEORGE DUNHAM, III                   By: /s/ JOY J. KELLER
   --------------------------                       ----------------------


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                 ADDENDUM NO. 2 TO CONSOLIDATED FEDERAL INCOME

                            TAX ALLOCATION AGREEMENT

         This Addendum No. 2 to Consolidated Federal Income Tax Allocation Agreement (this "Addendum No. 2") is made and entered into this 15th day of August, 1997.

         WHEREAS, The Millers Mutual Fire Insurance Company ("Mutual") and all of its includible subsidiaries ("the Subsidiary Companies"), within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended, constitute a consolidated group (the "Group") for federal income tax purposes and file a Consolidated Income Tax Return (the "Consolidated Return"); and

         WHEREAS, Mutual and the Subsidiary Companies entered into that certain Consolidated Federal Income Tax Allocation Agreement (the "Allocation Agreement") effective as of January 1, 1994; and

         WHEREAS, subsequent to the effective date of the Allocation Agreement, two new Subsidiary Companies, Millers Holding Corporation and Millers Integrated Claims Resources, Inc., were formed, and agreed to abide by and be bound by the terms of the Allocation Agreement, and evidenced such agreement by executing that certain Addendum to Consolidated Federal Income Tax Allocation Agreement effective as of the 20th day of September, 1995; and

         WHEREAS, Millers Integrated Claims Resources, Inc., subsequently changed its name to MiliRisk, Inc., and MiliRisk, Inc. later changed its name to INSpire Insurance Solutions, Inc. ("INSpire");

         WHEREAS, subsequent to the effective date of the Allocation Agreement, INSpire acquired Strategic Data Systems, Inc., a Wisconsin corporation ("SDS"), which in turn wholly owned Applied Quoting Systems, Inc., a Wisconsin corporation ("AQS") and the parties desire that SDS and AQS become parties to the Allocation Agreement; and

         WHEREAS, subsequent to the acquisition of SDS by INSpire, SDS was merged with and into INSpire; and

         WHEREAS, subsequent to the effective date of the Allocation Agreement, Millers Holding Corporation acquired two additional Subsidiary Companies, The Millers Direct Insurance Company (f/k/a Amtex Insurance Company) ("Millers Direct") and Lutheran Benevolent Insurance Exchange ("LBIE") and the parties desire that Millers Direct and LBIE become parties to the Allocation Agreement; and

         WHEREAS, an amount of stock of INSpire will be issued in an initial public offering ("IPO") which will cause INSpire to be ineligible to continue to be included in the Consolidated Return; and
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         WHEREAS, INSpire has entered into a letter of intent contemplating the sale of AQS to a third party purchaser which if consummated will cause AQS to be ineligible to continue to be included in the Consolidated Return; and

         WHEREAS, INSpire and AQS are hereby collectively referred to as the "Withdrawing Members" or individually as a "Withdrawing Member"; and

         WHEREAS, the parties desire to terminate the Allocation Agreement as to the Withdrawing Members.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

         1. Effective as of March 12, 1997, INSpire and AQS agree to abide by and be bound by the terms of the Allocation Agreement.

         2. Effective as of March 24, 1997, Millers Direct agrees to abide by and be bound by the terms of the Allocation Agreement.

         3. Effective as of March 26, 1997, LBIE agrees to abide by and be bound by the terms of the Allocation Agreement.

         4. The Allocation Agreement shall be terminated as to INSpire as of the effective date of the IPO, but will continue in full force and effect with respect to the other parties to the Allocation Agreement.

         5. The Allocation Agreement shall be terminated as to AQS as of the earlier to occur of the effective date of the IPO or the effective date of the sale of AQS.

         6. Notwithstanding such termination as to a Withdrawing Member, the Allocation Agreement shall continue in effect with respect to all parties to the Allocation Agreement, including such Withdrawing Member, with respect to any payments or refunds due or any other obligations relating to taxable periods prior to termination. All parties, including the Withdrawing Members, agree that Mutual shall represent the Group in any income tax proceeding, audit, or other matter relating to a taxable period for which a Consolidated Return has been filed by the Group and may bind the Group with respect to items in that year. Notwithstanding the foregoing sentence, Mutual agrees to notify a Withdrawing Member of any material adjustment proposed by the Internal Revenue Service that either would give rise to any obligation of such Withdrawing Member to Mutual and to contest at such Withdrawing Member's request, expense and direction, through counsel reasonably satisfactory to such Withdrawing Member, any such proposed adjustment until final judgment by the highest court having jurisdiction thereof. In the event of any adjustment to the Consolidated Returns as filed (by reason of an amended return, claim for refund, settlement of an Internal Revenue Service or judicial action), the respective obligations of the parties hereunder shall be redetermined to give effect to any such adjustment in accordance with the Allocation Agreement as if it had been made a part of the original computations thereunder, and any additional accounting entries, payments or reimbursements between the parties as may be required on account thereof shall be made




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         promptly, in the case of an uncontested adjustment, after agreement thereon is reached, or, in the case of a contested adjustment after a final determination of the contest. If any interest or penalty is to be paid or received as a result of a tax deficiency or refund, such interest or penalty shall be allocated to the parties in the ratio each corporation's change in taxable income bears to the total change in taxable income.

         7. This Addendum No. 2 shall be binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets, or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original party to this Addendum No. 2.

         8. Notwithstanding any other provision hereof, this Addendum No. 2 shall not become effective and binding on the parties hereto until this Addendum No. 2 is filed with and approved by the Texas Department of Insurance as may be required under applicable insurance holding company laws and regulations.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum No. 2 to be executed by their duly authorized representatives.

The Millers Mutual Fire Insurance Company  INSpire Insurance Solutions, Inc.

By: /s/ JOY J. KELLER                      By: F. GEORGE DUNHAM, III
   ------------------------------------       ----------------------------------


The Millers Casualty Insurance Company     Applied Quoting Systems, Inc.

By: /s/ JOY J. KELLER                      By: F. GEORGE DUNHAM, III
   ------------------------------------       ----------------------------------


Millers Holding Corporation

By: /s/ F. GEORGE DUNHAM, III
   ------------------------------------


The Millers Direct Insurance Company

By: /s/ JOY J. KELLER
   ------------------------------------

Lutheran Benevolent Insurance Exchange

By: /s/ JOY J. KELLER
   ------------------------------------





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